Exhibit 99.1

NOAA Publishes TMC USA’s Consolidated Application for an Exploration License and Commercial Recovery Permit for TMC USA-A in the Federal Register

•	Publication provides public notice of TMC USA’s consolidated exploration and commercial recovery application for TMC USA-A
•	Submitted earlier this year, the consolidated application covers areas previously applied for in April 2025 and increases the proposed commercial recovery area from ~25,000 to ~65,000 km2, with an estimated resource of 619 million tonnes (“Mt”) of wet nodules and potential exploration upside of an additional 200 Mt
•	NOAA’s updated regulatory framework allows applicants with sufficient exploration data and expertise to submit a consolidated application for both an exploration license and commercial recovery permit, supporting a more efficient permitting timeline

NEW YORK, August 19, 2026 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC”, “The Metals Company” or the “Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today announced that the National Oceanic and Atmospheric Administration (“NOAA”) published in the Federal Register the consolidated application submitted by the Company’s subsidiary, The Metals Company USA LLC (“TMC USA”), for an exploration license and commercial recovery permit for TMC USA-A under the Deep Seabed Hard Mineral Resources Act (“DSHMRA”) and its implementing regulations.

Publication of the consolidated application in the Federal Register follows the determination of full compliance by NOAA on April 28, 2026, and provides public notice of TMC USA’s submission. NOAA’s review will continue under DSHMRA and its implementing regulations and is now expected to proceed through remaining steps, including:

•	Certifying the application
•	Conducting the required environmental review and providing a draft Environmental Impact Statement for public comment
•	Making a final determination on whether to issue the exploration license and commercial recovery permit and associated Terms, Conditions, and Restrictions

Gerard Barron, Chairman and CEO of The Metals Company, said: “Publication of our consolidated application in the Federal Register is an important milestone on the permitting path under DSHMRA as it starts the clock on the public comment period that NOAA views as a prerequisite to certification. Every step toward a final regulatory decision brings us closer to potential commercial production and to a future in which the United States has greater mineral sovereignty in several critical minerals. Our confidence in the permitting process remains high and we continue to advance our first project toward commercial production in parallel with NOAA’s permitting process.”

Earlier this year, TMC USA submitted a consolidated application for an exploration license and a commercial recovery permit for polymetallic nodules in the TMC USA-A area in international waters of the Clarion Clipperton Zone (“CCZ”) in the Pacific Ocean. The application was filed under NOAA’s new consolidated application and review process and represents the first submission of its kind. It covers a ~65,000 km2 exploration and commercial recovery area, with an estimated resource of 619 Mt of wet nodules and potential exploration upside of an additional 200 Mt.

TMC USA’s application draws on one of the most comprehensive datasets ever assembled on polymetallic nodules and their surrounding ecosystems, informed by more than a decade of environmental baseline studies, scientific research and offshore engineering.

In addition to the USA-A consolidated application, TMC USA is also advancing an application for an exploration license over the USA-B area. On August 17, NOAA published a Notice of Intent to prepare an Environmental Impact Statement for the USA-B application in the Federal Register, following its earlier certification of the application on May 26, 2026. The USA-B application area covers ~122,000 km2 of seafloor containing an estimated 1.02 billion tonnes of polymetallic nodules with high grades of nickel, cobalt, copper and manganese, and several rare earth elements.

NOAA has played a central role in advancing scientific understanding of deep seabed mining impacts since the 1970s, including conducting environmental research cruises in the CCZ, monitoring early nodule collection trials, and publishing a Programmatic Environmental Impact Statement covering the CCZ in 1981. In the 1980s and 1990s, NOAA conducted further research into benthic plumes through its Benthic Impact Experiments program where the agency used a custom-built machine to simulate and study seafloor disturbance. The agency issued comprehensive DSHMRA implementing regulations in 1981 (for exploration licenses) and 1989 (for commercial recovery permits) and has maintained an active licensing program since that time, with multiple exploration licenses renewed on a five-year basis.

About The Metals Company
The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts
Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as anticipates, believes, could, estimates, expects, intends, may, plans, possible, potential, should, will, would and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the Company's strategy to pursue exploration and commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the remaining steps in NOAA's review of the consolidated TMC USA-A application, including certification, the required environmental review and a draft Environmental Impact Statement for public comment, and a final determination on whether to issue the exploration license and commercial recovery permit and associated Terms, Conditions and Restrictions; the anticipated environmental review and draft Environmental Impact Statement for the USA-B exploration license application and NOAA's determination on whether to issue that license; the anticipated timing and sequencing of the public comment period, including the expectation that it is a prerequisite to certification; the expectation that NOAA's consolidated process supports a more efficient permitting timeline; the estimated resource potential of TMC USA-A, including 619 million tonnes of wet nodules and potential exploration upside of an additional 200 million tonnes; and of USA-B, including 1.02 billion tonnes of polymetallic nodules, nodule grades and the presence of rare earth elements; the increase in the proposed commercial recovery area to approximately 65,000 square kilometers; the Company's confidence in the permitting process and its expectation of moving closer to potential commercial production; the advancement of its first project in parallel with NOAA's permitting process; and expectations regarding greater U.S. mineral sovereignty. The Company may not achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on them. Actual results or events could differ materially as a result of various factors, including, among other things, NOAA's determinations during its review of the USA-A and USA-B applications, including the scope of any exploration license or commercial recovery permit ultimately granted; the outcome and timing of NOAA's review under DSHMRA, including whether and when certification occurs; the untested nature of NOAA's consolidated process, under which this is the first application, and the risk that it does not prove more efficient than anticipated; the scope, timing and outcome of the environmental review under the National Environmental Policy Act, including the nature and volume of public comments and any resulting changes to the proposed action; the absence of any mandatory statutory deadline under DSHMRA for completion of NOAA's review; the risk that the Terms, Conditions and Restrictions imposed are more restrictive than anticipated or render the proposed activities commercially unviable; legal challenges in U.S. courts by third parties aggrieved by NOAA's actions, and the risk that TMC USA's priority rights are terminated or successfully challenged; continued policy support from the U.S. executive branch, NOAA and the Department of Commerce, and shifts in U.S. political priorities, legal interpretations or agency leadership; opposition to deep-seabed mining from governments, non-governmental organizations and other third parties; the ability to obtain permits from the U.S. government; changes in environmental, mining and other applicable laws and regulations; the accuracy of resource estimates, including that the 200 million tonnes of exploration upside is not supported by resource definition work; the Company's ability to advance its first project on the anticipated timeline, including developing, commissioning and operating offshore collection and onshore processing capability; risks related to strategic partnerships and technology sharing; the Company's need for additional capital and the availability of such capital on acceptable terms; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 31, 2026, in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed on May 14, 2026 and August 13, 2026, respectively, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.